Exhibit 99.1

FIRST AMENDMENT

to

EMPLOYENT AGREEMENT, DATED JULY 10, 2014, BY AND BETWEEN PERMA-FIX

ENVIRNOMENTAL SERVICES, INC. AND LOUIS CENTOFANTI, CHIEF EXECUITVE OFFICER

(“Employment Agreement”)

WHEREAS, on July 10, 2014, Louis Centofanti (the “Executive”) and Perma-Fix Environmental Services, Inc. (the “Company”) entered into the Employment Agreement.

WHEREAS, Section 1 of the Employment Agreement provides that the term of the Employment Agreement shall commence on the date of such Employment Agreement (the “Commencement Date”) and terminates three (3) years from the Commencement Date, subject to extension by mutual agreement of the parties hereto;

WHEREAS, this First Amendment to the Employment Agreement (the “Amendment”) was approved by the Compensation and Stock Option Committee (“the Compensation Committee”) and the Board of Directors (the “Board”) of the Company on May 30, 2017, extending the Term of the Employment Agreement.

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1.	Amendment to Section 1. “Term” of Employment Agreement.

Section 1 (“Term”) of the Employment Agreement is hereby amended by deleting the words “three (3) years” and substituting in lieu thereof the words “four (4) years.”

The Employment Agreement is hereby amended and modified by this Amendment only to the extent specifically amended or modified by this Amendment. None of the other terms, conditions or provisions of the Employment Agreement is amended or modified by this Amendment.

The “Company”

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:	/s/Ben Naccarato

Name:	Ben Naccarato

Title:	Vice President and Chief Financial Officer

The “Executive”

By:	/s/Dr. Louis Centofanti
Name:	Dr. Louis Centofanti